Exhibit 99.1

Popular, Inc. Announces Third Quarter 2019 Financial Results

•	Net income of $165.3 million in Q3 2019, compared to net income of $171.1 million in Q2 2019.

•	Net interest margin of 4.00% in Q3 2019, compared to 4.11% in Q2 2019.

•	Credit Quality:

•	Non-performing loans held-in-portfolio (“NPLs”) decreased by $6.6 million from Q2 2019; NPLs to loans ratio remained at 2.1% from Q2 2019;

•	Net charge-offs (“NCOs”) increased by $20.7 million from Q2 2019; NCOs at 1.01% of average loans held-in-portfolio vs. 0.71% in Q2 2019;

•	Allowance for loan losses to loans held-in-portfolio at 1.90% vs. 2.01% in Q2 2019; and

•	Allowance for loan losses to NPLs at 91.9% vs. 96.3% in Q2 2019.

•	Common Equity Tier 1 ratio of 17.46%, Common Equity per Share of $60.57 and Tangible Book Value per Share of $53.41 at September 30, 2019.

SAN JUAN, Puerto Rico — (BUSINESS WIRE) — Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:BPOP) reported net income of $165.3 million for the quarter ended September 30, 2019, compared to net income of $171.1 million for the quarter ended June 30, 2019.

Ignacio Alvarez, President and Chief Executive Officer, said: “The third quarter was another solid one as we continued to build on the strong performance of the first half of the year. While results reflect higher operating expenses due to investments in key areas such as technology, compliance and our people, we maintained our net interest income stable despite the interest rate environment, increased our non-interest income and benefited from a lower provision expense. We added 12,000 new clients and increased consumer loan balances in Puerto Rico and grew our commercial and mortgage portfolios in the United States.”

Earnings Highlights

(Unaudited)	Quarters ended			Nine months ended
(Dollars in thousands, except per share information)	30-Sep-19	30-Jun-19	30-Sep-18	30-Sep-19	30-Sep-18
Net interest income	$476,991	$476,316	$451,469	$1,424,270	$1,258,652
Provision for loan losses	36,539	40,191	54,387	118,555	183,774
Provision for loan losses - covered loans [1]	—	—	—	—	1,730

Net interest income after provision for loan losses	440,452	436,125	397,082	1,305,715	1,073,148
FDIC loss-share income	—	—	—	—	94,725
Other non-interest income	142,712	138,326	151,021	417,468	404,602
Operating expenses	376,475	363,015	365,437	1,086,910	1,025,107

Income before income tax	206,689	211,436	182,666	636,273	547,368
Income tax expense	41,370	40,330	42,018	131,923	35,613

Net income	$165,319	$171,106	$140,648	$504,350	$511,755

Net income applicable to common stock	$164,389	$170,175	$139,718	$501,558	$508,963

Net income per common share - basic	$1.71	$1.77	$1.38	$5.17	$5.01

Net income per common share - diluted	$1.70	$1.76	$1.38	$5.16	$5.00

[1]	Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that were covered under the terminated FDIC Shared-Loss Agreements.

Net interest income

Net interest income for the quarter ended September 30, 2019 was $477.0 million, compared to $476.3 million for the previous quarter. Net interest margin was 4.00% for the quarter, compared to 4.11% for the previous quarter.

The increase of $0.7 million in net interest income is mainly the result of $5.4 million from higher volume of earning assets and a $3.8 million positive impact of one more day in the third quarter. This increase was partially offset by $8.5 million due to lower yields mainly from the impact of the 25 basis point decreases in the Fed Funds rate that occurred at the end of July and in mid-September 2019.

Significant variances were:

•	Higher income from money market, trading and investments by $1.9 million due to higher volume, mostly driven by an increase in public sector deposits at Banco Popular de Puerto Rico (“BPPR”); and

•

Higher income from the consumer loan portfolio by $1.7 million, due to higher loan volume in the BPPR segment driven primarily by an increase in auto loans and leases and consumer loans originated through BPPR’s E-loan channel.

Partially offset by:

•

Lower interest income from the commercial loan portfolio by $2.7 million, principally due to lower market rates in the adjustable rate portfolio, the impact of the payoff of a large loan on the purchased credit impaired portfolio and originations in the U.S. in a lower interest rate environment; and

•

Higher interest expense on deposits resulting from higher average balances mainly in the P.R. public sector and digital deposit channel in Popular Bank (“Popular U.S.” or “PB”) and the impact of one more day in the quarter of $0.9 million. Cost of interest-bearing deposits decreased 4 basis points driven mainly by the decrease in cost of public sector deposits in P.R. offset in part by an increase in the cost of digital channel deposits in Popular U.S.

BPPR’s net interest income amounted to $412.2 million for the quarter ended September 30, 2019, compared to $411.5 million for the previous quarter. Net interest margin for the third quarter of 2019 was 4.26%, a decrease of 11 basis points when compared to a net interest margin of 4.37% for the previous quarter. The decrease in net interest margin was mainly due to higher average volume of investment securities, which carry a lower yield, and a decrease in the yield of the money market portfolio and of the commercial loan portfolio as a result of lower market rates. Also impacting net interest margin was the payoff of a large commercial loan included in the purchased credit impaired portfolio, as mentioned above, and a lower discount amortization of the loan portfolio acquired from Wells Fargo in 2018 (the “Reliable Transaction”), partially offset by a lower cost of deposits. BPPR’s earning assets yielded 4.83%, compared to 4.98% in the previous quarter, while the cost of interest-bearing deposits was 0.77%, or 6 basis points lower than the 0.83% reported in the previous quarter. Total cost of deposits for the quarter was 0.61%, compared to 0.64% reported in the second quarter of 2019. The impact of one more day in the quarter represented approximately $3.1 million in additional net interest income at BPPR.

Net interest income for Popular U.S. was $74.4 million for the quarter ended September 30, 2019, compared to $74.6 million during the previous quarter. The decrease of $0.2 million in net interest income was primarily due to higher cost of deposits, as explained above, partially offset by higher volume of commercial and mortgage loans. Net interest margin for the quarter decreased 14 basis points to 3.29%, compared to 3.43% for the previous quarter. Earning assets yielded 4.60%, compared to 4.71% in the previous quarter, while the cost of interest-bearing deposits was 1.63%, compared to 1.59% reported for the previous quarter. Total cost of deposits for the quarter was 1.40% compared to 1.37% reported in the second quarter of 2019. The impact of one more day in the quarter represented approximately $0.6 million in additional net interest income at PB.

Non-interest income

Non-interest income increased by $4.4 million to $142.7 million for the quarter ended September 30, 2019, compared to $138.3 million for the quarter ended June 30, 2019. The increase in non-interest income was primarily driven by:

•	Higher service charges on deposit accounts by $1.4 million, mainly at BPPR, due to higher fees on transactional cash management services; and

•

higher income from mortgage banking activities by $12.3 million, mainly due to the unfavorable adjustment on mortgage servicing rights (“MSRs”) of $17.2 million recorded during the previous quarter driven by higher estimated prepayment and lower earnings rate due to lower interest rates, compared to an unfavorable adjustment of $4.8 million this quarter.

These variances were partially offset by:

•

Lower other service fees by $2.7 million, mainly in insurance fees, due to $3.5 million in contingency insurance commissions received during the second quarter of 2019, partially offset by higher credit card fees;

•

unfavorable variance in adjustments to indemnity reserves on previously sold loans of $5.3 million due to the release of a $4.4 million reserve taken in connection with a 2013 transaction settled during the second quarter of 2019; and

•

lower other operating income by $0.8 million, principally due to lower gains on sales of daily rental units by $0.7 million and lower recoveries of previously charged-off loans from the portfolio acquired as part of the Reliable Transaction by $0.6 million, partially offset by higher net earnings from the portfolio of investments under the equity method by $0.4 million.

Refer to Table B for further details.

Operating expenses

Operating expenses for the third quarter of 2019 totaled $376.5 million, an increase of $13.5 million when compared to the second quarter of 2019. The increase in operating expenses was driven primarily by:

•

Higher personnel cost by $6.2 million due to higher salaries by $3.9 million as a result of annual merit increases during the quarter and a higher headcount, and an increase of $3.2 million related to annual incentives, including the Corporation’s Profit-Sharing Plan, tied to the Corporation’s financial performance. Through the three quarters ended September 30, 2019, the Corporation has accumulated a total of $19.4 million in anticipated profit-sharing expenses;

•

higher professional fees by $3.3 million, mainly due to higher advisory expenses by $4.8 million related to Corporate initiatives and higher programming, processing and other technology services by $2.1 million, partially offset by lower legal fees by $2.0 million; and

•

higher other operating expenses by $6.0 million due to higher operational losses, including legal contingency reserves by $4.1 million and a $2.6 million loss related to an undeveloped corporate site which was placed for sale.

These increases were partially offset by:

•	Lower FDIC deposit insurance by $2.4 million, mainly due to the small bank assessment credit received at Popular Bank.

Full-time equivalent employees were 8,457 as of September 30, 2019, compared to 8,372 as of June 30, 2019.

For a breakdown of operating expenses by category refer to Table B.

Income taxes

For the quarter ended September 30, 2019, the Corporation recorded an income tax expense of $41.4 million, compared to $40.3 million for the previous quarter. During the third quarter of 2019, the Corporation recorded a tax benefit of $4.3 million related to revisions to the amount of exempt income for the current year. During the second quarter of 2019, the Corporation recorded a tax benefit of approximately $6.3 million related to adjustments pertaining to tax periods for which the statute of limitations had expired. The effective tax rate (“ETR”) for the third quarter of 2019 was 20%. Excluding the exempt income adjustment discussed above, the ETR for the quarter would have been 22%.

In the fourth quarter of 2019, in connection with the filing and true up of the Corporation’s 2018 Puerto Rico tax return, the Corporation will also amend its tax returns for the years 2015-2017, which will include a revision of the amount of exempt interest income resulting in a positive tax adjustment within a range of $15 million to $20 million.

The ETR of the Corporation is impacted by the composition and source of its taxable income. For the year 2019, the Corporation expects its consolidated effective tax rate to be within a range of 20% to 22%.

Credit Quality

NPLs for the BPPR segment for the third quarter of 2019, remained relatively flat from the second quarter of 2019. However, charge offs for the BPPR segment increased mainly as a result of previously reserved commercial loans and revisions to the auto loans charge-off policy. Credit quality metrics of our U.S. operation remained favorable. The Corporation continues to be attentive to the performance of its portfolios and related credit metrics. The following presents credit quality results for the third quarter of 2019.

•	Inflows of NPLs held-in-portfolio, excluding consumer loans, increased by $39.6 million quarter-over-quarter, primarily related to troubled debt restructured commercial real estate loans at BPPR.

•

Total non-performing loans held-in-portfolio decreased by $6.6 million from the second quarter of 2019. The BPPR segment NPLs remained essentially flat reflecting lower mortgage and consumer NPLs of $13.0 million and $4.3 million, respectively, offset by higher commercial NPLs of $17.2 million. The PB segment NPLs decreased by $4.9 million mostly due to charge-offs. At September 30, 2019, the ratio of NPLs to total loans held-in-portfolio remained at 2.1% from the second quarter of 2019.

•

Net charge-offs increased by $20.7 million from the second quarter of 2019, primarily driven by higher BPPR commercial and consumer NCOs of $10.4 million and $9.4 million, respectively. The commercial NCOs increase was mainly driven by the abovementioned previously reserved restructured commercial real estate loans, for which impaired amounts were charged-off during the quarter. The increase in consumer NCOs was mainly related to revisions and alignment in the auto loans charge-off policy. The Corporation’s ratio of annualized net charge-offs to average loans held-in-portfolio was 1.01%, compared to 0.71% in the second quarter of 2019. Refer to Table J for further information on net charge-offs and related ratios.

•

The allowance for loan and lease losses (“ALLL”) decreased by $31.3 million from the second quarter of 2019 to $512.4 million. The BPPR segment ALLL decreased by $25.4 million, principally driven by lower reserves for the commercial portfolio prompted by charge-offs taken during the quarter on previously reserved loans, a $8.2 million reserve release from a $40 million loan relationship, in the ASC 310-30 portfolio, sold during the quarter, and continued improvements in the loss trends of the mortgage portfolio. These decreases were offset in part by higher reserves for auto loans mainly related to the growth of the portfolio. PB’s ALLL decreased by $5.9 million, principally due to lower reserves for the U.S. taxi medallion portfolio.

•

The general and specific reserves totaled $416.5 million and $95.8 million, respectively, at quarter-end, compared with $443.6 million and $100.0 million, respectively, as of June 30, 2019. The ratio of the allowance for loan losses to loans held-in-portfolio was 1.90% in the third quarter of 2019, compared to 2.01% in the previous quarter. The ratio of the allowance for loan losses to NPLs held-in-portfolio stood at 91.9% compared to 96.3% in the previous quarter.

•

The provision for loan losses for the third quarter of 2019 decreased by $3.7 million from the prior quarter as a result of positive adjustments in certain qualitative reserves, the release from the loan relationship sold during the quarter, and lower loss trends in the mortgage portfolio. The provision to net charge-offs ratio was 53.9% in the third quarter of 2019, compared to 85.2% in the previous quarter.

Non-Performing Assets

(Unaudited)
(In thousands)	30-Sep-19	30-Jun-19	30-Sep-18
Total non-performing loans held-in-portfolio	$557,792	$564,358	$632,488
Other real estate owned (“OREO”)	117,928	118,851	133,780

Total non-performing assets	$675,720	$683,209	$766,268

Net charge-offs for the quarter	$67,840	$47,153	$63,687

Ratios:
Loans held-in-portfolio	$27,007,975	$27,005,745	$26,512,168
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.07%	2.09%	2.39%
Allowance for loan losses to loans held-in-portfolio	1.90	2.01	2.39
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	91.86	96.33	100.19

Refer to Table H for additional information.

Provision for Loan Losses

(Unaudited)	Quarters ended			Nine months ended
(In thousands)	30-Sep-19	30-Jun-19	30-Sep-18	30-Sep-19	30-Sep-18
Provision for loan losses:
BPPR	$34,479	$28,975	$51,877	$94,908	$153,000
Popular U.S.	2,060	11,216	2,510	23,647	30,774

Total provision for loan losses - non-covered loans	$36,539	$40,191	$54,387	$118,555	$183,774

Provision for loan losses - covered loans	—	—	—	—	1,730

Total provision for loan losses	$36,539	$40,191	$54,387	$118,555	$185,504

Credit Quality by Segment

(Unaudited)
(In thousands)	Quarters ended
BPPR	30-Sep-19	30-Jun-19	30-Sep-18
Provision for loan losses	$34,479	$28,975	$51,877
Net charge-offs	59,900	37,167	58,846
Total non-performing loans held-in-portfolio	520,773	522,525	580,803
Allowance / loans held-in-portfolio	2.26%	2.38%	2.83%

	Quarters ended
Popular U.S.	30-Sep-19	30-Jun-19	30-Sep-18
Provision for loan losses	$2,060	$11,216	$2,510
Net charge-offs	7,940	9,986	4,841
Total non-performing loans held-in-portfolio	37,019	41,833	51,685
Allowance / loans held-in-portfolio	0.87%	0.97%	1.10%

Preliminary impact estimate of the adoption of the current expected credit loss model (“CECL”)

The Corporation has continued its evaluation and implementation efforts with respect to CECL, in accordance with Accounting Standards Update (“ASU”) 2016-13, which will be effective on January 1, 2020. The ultimate impact on the Corporation of the adoption of CECL will depend on the composition of the Corporation’s portfolios as well as the economic conditions and forecast at the time of adoption.

Based on its preliminary analysis and the information currently available, utilizing loan balances and macroeconomic scenarios as of June 30, 2019, the Corporation expects that its allowance for loan and lease losses would increase by a range from $360 million to $400 million, or 85% to 95%, excluding purchased credit impaired loans. This increase is driven by the Puerto Rico mortgage, auto and credit cards loans portfolio. This increase would be reflected as a decrease to the opening balance of retained earnings, net of income taxes. Based on the Corporation’s preliminary estimates, assuming adoption at September 30, 2019, the day one impact of the adoption of CECL would result in a reduction in Tangible Book Value of approximately $3, or 5%.

The Corporation expects to continue to be well capitalized under the Basel III regulatory framework after the adoption of this standard. The Corporation will avail itself of the option to phase in over a period of three years the day one effects on regulatory capital from the adoption of CECL. Considering the phase in period provided by the regulatory framework, the estimated decrease to the Common Equity Tier One and Total Capital ratios would be of approximately 30 bps.

These estimates are preliminary and are subject to further work and analysis by the Corporation as part of its implementation efforts, including the consideration of qualitative factors, which may impact reserves, the review of significant assumptions and the model validation process.

Financial Condition Highlights

(Unaudited)
(In thousands)	30-Sep-19	30-Jun-19	30-Sep-18
Cash and money market investments	$5,670,645	$3,563,819	$5,010,010
Investment securities	16,773,578	17,038,098	13,344,548
Loans	27,007,975	27,005,745	26,512,168
Total assets	52,480,415	50,617,221	47,919,428
Deposits	44,166,195	42,059,837	39,648,827
Borrowings	1,379,767	1,604,670	2,046,003
Total liabilities	46,571,967	44,897,387	42,675,079
Stockholders’ equity	5,908,448	5,719,834	5,244,349

Total assets increased by $1.9 billion from the second quarter of 2019, driven by:

•	An increase of $2.1 billion in cash and money market investments, mainly due to an increase in Puerto Rico public sector deposits;

Partially offset by:

•	A decrease of $0.3 billion in debt securities available-for-sale, mainly due to maturities and paydowns of mortgage-backed securities.

Total liabilities increased by $1.7 billion from the second quarter of 2019, mainly due to:

•	An increase of $2.1 billion in deposits, mainly in Puerto Rico public sector deposits at BPPR;

Partially offset by:

•	A decrease of $0.2 billion in other short-term borrowings due to maturities of Federal Home Loan Bank advances at PB; and

•	A decrease of $0.2 billion in other liabilities due to purchases of securities transactions that settled during the quarter.

Stockholders’ equity increased by approximately $188.6 million from the second quarter of 2019, principally due to net income for the quarter of $165.3 million and higher unrealized gains on debt securities available-for-sale by $51.0 million, net of declared dividends of $29.0 million on common stock and $0.9 million in dividends on preferred stock.

Common equity tier-1 ratio (“CET1”), common equity per share and tangible book value per share were 17.46%, $60.57 and $53.41, respectively, at September 30, 2019, compared to 16.80%, $58.63 and $51.44 at June 30, 2019. Refer to Table A for capital ratios.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those about Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include without limitation the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings and new accounting standards on the Corporation’s financial condition and results of operations. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2018, our Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, and in our Form 10-Q for the quarter ended September 30, 2019 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

About Popular, Inc.

Popular, Inc. is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Conference Call

Popular will hold a conference call to discuss its financial results today Wednesday, October 23, 2019 at 11:00 a.m. Eastern Time. The call will be open to the public and broadcasted live over the Internet and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through the dial-in telephone number 1-866-235-1201 or 1-412-902-4127. There is no charge to access the call.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Saturday, November 23, 2019. The replay dial-in is: 1-877-344-7529 or 1-412-317-0088. The replay passcode is 10135336.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.

Financial Supplement to Third Quarter 2019 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER

Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE

Table F - Mortgage Banking Activities and Other Service Fees

Table G - Loans and Deposits

Table H - Non-Performing Assets

Table I - Activity in Non-Performing Loans

Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED

Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS

Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - POPULAR U.S. OPERATIONS

Table N - Reconciliation to GAAP Financial Measures

POPULAR, INC.

Financial Supplement to Third Quarter 2019 Earnings Release

Table A - Selected Ratios and Other Information

(Unaudited)

	Quarters ended			Nine months ended
	30-Sep-19	30-Jun-19	30-Sep-18	30-Sep-19	30-Sep-18
Basic EPS	$1.71	$1.77	$1.38	$5.17	$5.01
Diluted EPS	$1.70	$1.76	$1.38	$5.16	$5.00
Average common shares outstanding	96,357,117	96,305,118	101,067,300	97,073,177	101,549,711
Average common shares outstanding - assuming dilution	96,478,327	96,457,448	101,249,154	97,212,396	101,731,930
Common shares outstanding at end of period	96,714,664	96,703,351	100,336,341	96,714,664	100,336,341
Market value per common share	$54.08	$54.24	$51.25	$54.08	$51.25
Market capitalization - (In millions)	$5,230	$5,245	$5,142	$5,230	$5,142
Return on average assets	1.29%	1.38%	1.17%	1.35%	1.48%
Return on average common equity	11.44%	12.31%	10.10%	11.96%	12.72%
Net interest margin	4.00%	4.11%	4.07%	4.10%	3.92%
Common equity per share	$60.57	$58.63	$51.77	$60.57	$51.77
Tangible common book value per common share (non-GAAP) [1]	$53.41	$51.44	$44.62	$53.41	$44.62
Tangible common equity to tangible assets (non-GAAP) [1]	9.97%	9.96%	9.49%	9.97%	9.49%
Tier 1 capital	17.46%	16.80%	16.19%	17.46%	16.19%
Total capital	20.05%	19.39%	18.82%	20.05%	18.82%
Tier 1 leverage	9.87%	9.75%	9.60%	9.87%	9.60%
Common Equity Tier 1 capital	17.46%	16.80%	16.19%	17.46%	16.19%

[1]	Refer to Table N for reconciliation to GAAP financial measures.

POPULAR, INC.

Financial Supplement to Third Quarter 2019 Earnings Release

Table B - Consolidated Statement of Operations

(Unaudited)

	Quarters ended		Variance	Quarter ended	Variance	Nine months ended
			Q3 2019		Q3 2019
(In thousands, except per share information)	30-Sep-19	30-Jun-19	vs. Q2 2019	30-Sep-18	vs. Q3 2018	30-Sep-19	30-Sep-18
Interest income:
Loans	$453,315	$454,204	$(889)	$430,637	$22,678	$1,355,232	$1,190,498
Money market investments	19,119	22,534	(3,415)	27,581	(8,462)	70,873	86,258
Investment securities	99,542	94,241	5,301	70,147	29,395	274,819	185,537

Total interest income	571,976	570,979	997	528,365	43,611	1,700,924	1,462,293

Interest expense:
Deposits	78,760	78,449	311	55,134	23,626	228,035	139,050
Short-term borrowings	1,572	1,656	(84)	1,622	(50)	4,828	5,387
Long-term debt	14,653	14,558	95	20,140	(5,487)	43,791	59,204

Total interest expense	94,985	94,663	322	76,896	18,089	276,654	203,641

Net interest income	476,991	476,316	675	451,469	25,522	1,424,270	1,258,652
Provision for loan losses - non-covered loans	36,539	40,191	(3,652)	54,387	(17,848)	118,555	183,774
Provision for loan losses - covered loans	—	—	—	—	—	—	1,730

Net interest income after provision for loan losses	440,452	436,125	4,327	397,082	43,370	1,305,715	1,073,148

Service charges on deposit accounts	40,969	39,617	1,352	38,147	2,822	119,277	111,704
Other service fees	71,309	74,031	(2,722)	64,316	6,993	209,647	187,794
Mortgage banking activities	10,492	(1,773)	12,265	11,269	(777)	18,645	33,408
Net loss on sale of debt securities	(20)	—	(20)	—	(20)	(20)	—
Net gain (loss), including impairment, on equity securities	213	528	(315)	370	(157)	2,174	(42)
Net profit (loss) on trading account debt securities	295	422	(127)	(122)	417	977	(299)
Adjustments (expense) to indemnity reserves on loans sold	(3,411)	1,840	(5,251)	(3,029)	(382)	(1,664)	(6,482)
FDIC loss-share income	—	—	—	—	—	—	94,725
Other operating income	22,865	23,661	(796)	40,070	(17,205)	68,432	78,519

Total non-interest income	142,712	138,326	4,386	151,021	(8,309)	417,468	499,327

Operating expenses:
Personnel costs
Salaries	90,016	86,161	3,855	83,535	6,481	260,627	239,940
Commissions, incentives and other bonuses	22,360	22,636	(276)	25,365	(3,005)	70,757	66,685
Pension, postretirement and medical insurance	10,356	10,406	(50)	8,670	1,686	30,523	27,962
Other personnel costs, including payroll taxes	24,950	22,296	2,654	22,187	2,763	70,391	55,354

Total personnel costs	147,682	141,499	6,183	139,757	7,925	432,298	389,941
Net occupancy expenses	24,595	23,299	1,296	18,602	5,993	71,431	63,829
Equipment expenses	21,596	21,323	273	18,303	3,293	62,624	53,284
Other taxes	14,028	12,577	1,451	11,923	2,105	38,267	33,701
Professional fees
Collections, appraisals and other credit related fees	4,131	4,741	(610)	3,371	760	12,596	10,657
Programming, processing and other technology services	63,092	61,033	2,059	55,187	7,905	184,303	161,039
Legal fees, excluding collections	2,415	4,446	(2,031)	4,284	(1,869)	10,350	14,954
Other professional fees	28,923	25,028	3,895	21,018	7,905	74,026	74,098

Total professional fees	98,561	95,248	3,313	83,860	14,701	281,275	260,748
Communications	5,881	5,955	(74)	6,054	(173)	17,685	17,342
Business promotion	18,365	19,119	(754)	15,478	2,887	52,158	44,265
FDIC deposit insurance	2,923	5,278	(2,355)	8,610	(5,687)	13,007	22,534
Other real estate owned (OREO) (recovery) expense	(185)	1,237	(1,422)	7,950	(8,135)	3,729	21,028
Credit and debit card processing, volume, interchange and other expenses	9,450	9,900	(450)	8,946	504	27,573	23,189
Other operating expenses
Operational losses	8,832	4,778	4,054	7,770	1,062	18,498	26,695
All other	22,348	20,431	1,917	35,860	(13,512)	61,283	61,578

Total other operating expenses	31,180	25,209	5,971	43,630	(12,450)	79,781	88,273
Amortization of intangibles	2,399	2,371	28	2,324	75	7,082	6,973

Total operating expenses	376,475	363,015	13,460	365,437	11,038	1,086,910	1,025,107

Income before income tax	206,689	211,436	(4,747)	182,666	24,023	636,273	547,368
Income tax expense	41,370	40,330	1,040	42,018	(648)	131,923	35,613

Net income	$165,319	$171,106	$(5,787)	$140,648	$24,671	$504,350	$511,755

Net income applicable to common stock	$164,389	$170,175	$(5,786)	$139,718	$24,671	$501,558	$508,963

Net income per common share - basic	$1.71	$1.77	$(0.06)	$1.38	$0.33	$5.17	$5.01

Net income per common share - diluted	$1.70	$1.76	$(0.06)	$1.38	$0.32	$5.16	$5.00

Dividends Declared per Common Share	$0.30	$0.30	$—	$0.25	$0.05	$0.90	$0.75

Popular, Inc.

Financial Supplement to Third Quarter 2019 Earnings Release

Table C - Consolidated Statement of Financial Condition

(Unaudited)

				Variance
				Q3 2019 vs.
(In thousands)	30-Sep-19	30-Jun-19	30-Sep-18	Q2 2019
Assets:
Cash and due from banks	$502,060	$391,703	$400,949	$110,357
Money market investments	5,168,585	3,172,116	4,609,061	1,996,469
Trading account debt securities, at fair value	36,303	35,623	37,731	680
Debt securities available-for-sale, at fair value	16,479,110	16,734,722	13,047,617	(255,612)
Debt securities held-to-maturity, at amortized cost	97,707	99,599	101,238	(1,892)
Equity securities	160,458	168,154	157,962	(7,696)
Loans held-for-sale, at lower of cost or fair value	56,370	54,028	51,742	2,342
Loans held-in-portfolio	27,181,241	27,171,467	26,661,951	9,774
Less: Unearned income	173,266	165,722	149,783	7,544
Allowance for loan losses	512,365	543,666	633,718	(31,301)

Total loans held-in-portfolio, net	26,495,610	26,462,079	25,878,450	33,531

Premises and equipment, net	547,063	554,614	557,104	(7,551)
Other real estate	117,928	118,851	133,780	(923)
Accrued income receivable	164,778	170,886	163,443	(6,108)
Mortgage servicing assets, at fair value	150,652	153,021	162,779	(2,369)
Other assets	1,811,190	1,806,825	1,900,850	4,365
Goodwill	671,122	671,122	687,536	—
Other intangible assets	21,479	23,878	29,186	(2,399)

Total assets	$52,480,415	$50,617,221	$47,919,428	$1,863,194

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$8,771,970	$8,955,304	$8,803,752	$(183,334)
Interest bearing	35,394,225	33,104,533	30,845,075	2,289,692

Total deposits	44,166,195	42,059,837	39,648,827	2,106,358

Assets sold under agreements to repurchase	213,097	233,091	300,116	(19,994)
Other short-term borrowings	—	160,000	1,200	(160,000)
Notes payable	1,166,670	1,211,579	1,744,687	(44,909)
Other liabilities	1,026,005	1,232,880	980,249	(206,875)

Total liabilities	46,571,967	44,897,387	42,675,079	1,674,580

Stockholders’ equity:
Preferred stock	50,160	50,160	50,160	—
Common stock	1,044	1,044	1,043	—
Surplus	4,317,556	4,316,225	4,281,515	1,331
Retained earnings	2,071,198	1,935,826	1,629,692	135,372
Treasury stock	(392,630)	(392,208)	(183,872)	(422)
Accumulated other comprehensive loss, net of tax	(138,880)	(191,213)	(534,189)	52,333

Total stockholders’ equity	5,908,448	5,719,834	5,244,349	188,614

Total liabilities and stockholders’ equity	$52,480,415	$50,617,221	$47,919,428	$1,863,194

Popular, Inc.

Financial Supplement to Third Quarter 2019 Earnings Release

Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER

(Unaudited)

	Quarters ended									Variance
	30-Sep-19			30-Jun-19			30-Sep-18			Q3 2019 vs. Q2 2019			Q3 2019 vs. Q3 2018
($ amounts in millions; yields not on a taxable equivalent basis)	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$20,617	$118.7	2.29%	$19,664	$116.8	2.38%	$18,547	$97.7	2.10%	$953	$1.9	(0.09)%	$2,070	$21.0	0.19%

Loans not covered under loss sharing agreements with the FDIC:
Commercial	12,167	179.0	5.84	12,156	181.7	5.99	11,814	176.7	5.94	11	(2.7)	(0.15)	353	2.3	(0.10)
Construction	809	13.3	6.50	806	13.5	6.74	932	15.2	6.45	3	(0.2)	(0.24)	(123)	(1.9)	0.05
Mortgage	7,127	91.2	5.12	7,113	91.2	5.13	7,142	90.3	5.06	14	—	(0.01)	(15)	0.9	0.06
Consumer	2,918	86.5	11.76	2,864	85.3	11.95	3,869	115.0	11.79	54	1.2	(0.19)	(951)	(28.5)	(0.03)
Auto	2,867	68.2	9.44	2,822	67.7	9.62	949	20.2	8.55	45	0.5	(0.18)	1,918	48.0	0.89
Lease financing	1,004	15.1	6.03	972	14.8	6.07	885	13.3	5.99	32	0.3	(0.04)	119	1.8	0.04

Total loans	26,892	453.3	6.70	26,733	454.2	6.81	25,591	430.7	6.69	159	(0.9)	(0.11)	1,301	22.6	0.01

Total interest earning assets	$47,509	$572.0	4.79%	$46,397	$571.0	4.93%	$44,138	$528.4	4.76%	$1,112	1.0	(0.14)%	$3,371	$43.6	0.03%

Allowance for loan losses	(532)			(553)			(639)			21			107
Other non-interest earning assets	3,964			3,931			3,992			33			(28)

Total average assets	$50,941			$49,775			$47,491			$1,166			$3,450

Liabilities and Stockholders’ Equity:
Interest bearing deposits:
NOW and money market	$15,958	$37.7	0.94%	$14,953	$39.3	1.05%	$13,201	$23.0	0.69%	$1,005	$(1.6)	(0.11)%	$2,757	$14.7	0.25%
Savings	10,241	11.8	0.46	10,067	10.5	0.42	9,797	9.0	0.37	174	1.3	0.04	444	2.8	0.09
Time deposits	7,829	29.3	1.48	7,827	28.7	1.47	7,419	23.1	1.24	2	0.6	0.01	410	6.2	0.24

Total interest-bearing deposits	34,028	78.8	0.92	32,847	78.5	0.96	30,417	55.1	0.72	1,181	0.3	(0.04)	3,611	23.7	0.20
Borrowings	1,440	16.2	4.51	1,448	16.2	4.50	1,861	21.8	4.68	(8)	—	0.01	(421)	(5.6)	(0.17)

Total interest-bearing liabilities	35,468	95.0	1.06	34,295	94.7	1.11	32,278	76.9	0.95	1,173	0.3	(0.05)	3,190	18.1	0.11

Net interest spread			3.73%			3.82%			3.81%			(0.09)%			(0.08)%

Non-interest bearing deposits	8,794			8,868			8,860			(74)			(66)
Other liabilities	926			1,016			816			(90)			110
Stockholders’ equity	5,753			5,596			5,537			157			216

Total average liabilities and stockholders’ equity	$50,941			$49,775			$47,491			$1,166			$3,450

Net interest income / margin non-taxable equivalent basis		$477.0	4.00%		$476.3	4.11%		$451.5	4.07%		$0.7	(0.11)%		$25.5	(0.07)%

Popular, Inc.

Financial Supplement to Third Quarter 2019 Earnings Release

Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE

(Unaudited)

	Nine months ended
	30-Sep-19			30-Sep-18			Variance
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
($ amounts in millions; yields not on a taxable equivalent basis)	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$19,691	$345.7	2.35%	$18,191	$271.8	2.00%	$1,500	$73.9	0.35%

Loans not covered under loss-sharing agreements with the FDIC:
Commercial	12,137	538.9	5.94	11,607	504.2	5.81	530	34.7	0.13
Construction	807	40.4	6.69	919	43.1	6.27	(112)	(2.7)	0.42
Mortgage	7,125	273.6	5.12	7,109	270.3	5.07	16	3.3	0.05
Consumer	2,865	254.6	11.88	2,857	244.3	11.43	8	10.3	0.45
Auto	2,807	203.5	9.69	1,290	90.3	9.37	1,517	113.2	0.32
Lease financing	973	44.2	6.06	852	38.3	5.99	121	5.9	0.07

Total loans	26,714	1,355.2	6.78	24,634	1,190.5	6.46	2,080	164.7	0.32

Total interest earning assets	$46,405	$1,700.9	4.90%	$42,825	$1,462.3	4.56%	$3,580	$238.6	0.34%

Allowance for loan losses	(553)			(640)			87
Other non-interest earning assets	3,944			4,024			(80)

Total average assets	$49,796			$46,209			$3,587

Liabilities and Stockholders’ Equity:
Interest bearing deposits:
NOW and money market	$14,994	$110.7	0.99%	$12,298	$50.2	0.55%	$2,696	$60.5	0.44%
Savings	10,053	32.2	0.43	9,341	22.0	0.31	712	10.2	0.12
Time deposits	7,778	85.1	1.46	7,621	66.8	1.17	157	18.3	0.29

Total interest-bearing deposits	32,825	228.0	0.93	29,260	139.0	0.64	3,565	89.0	0.29
Borrowings	1,452	48.6	4.47	1,954	64.6	4.42	(502)	(16.0)	0.05

Total interest-bearing liabilities	34,277	276.6	1.08	31,214	203.6	0.87	3,063	73.0	0.21

Net interest spread			3.82%			3.69%			0.13%

Non-interest bearing deposits	8,871			8,755			116
Other liabilities	993			842			151
Stockholders’ equity	5,655			5,398			257

Total average liabilities and stockholders’ equity	$49,796			$46,209			$3,587

Net interest income / margin non-taxable equivalent basis		$1,424.3	4.10%		$1,258.7	3.92%		$165.6	0.18%

Popular, Inc.

Financial Supplement to Third Quarter 2019 Earnings Release

Table F - Mortgage Banking Activities and Other Service Fees

(Unaudited)

Mortgage Banking Activities

	Quarters ended			Variance		Nine months ended		Variance
(In thousands)	30-Sep-19	30-Jun-19	30-Sep-18	Q3 2019 vs.Q2 2019	Q3 2019 vs.Q3 2018	30-Sep-19	30-Sep-18	2019 vs. 2018
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$11,797	$11,916	$12,324	$(119)	$(527)	$35,400	$37,205	$(1,805)
Mortgage servicing rights fair value adjustments	(4,842)	(17,186)	(4,194)	12,344	(648)	(25,853)	(13,123)	(12,730)

Total mortgage servicing fees, net of fair value adjustments	6,955	(5,270)	8,130	12,225	(1,175)	9,547	24,082	(14,535)

Net gain on sale of loans, including valuation on loans held-for-sale	5,421	5,215	3,014	206	2,407	14,653	6,531	8,122

Trading account profit (loss):
Unrealized gains (losses) on outstanding derivative positions	227	(227)	45	454	182	—	(131)	131
Realized (losses) gains on closed derivative positions	(2,111)	(1,491)	80	(620)	(2,191)	(5,555)	2,926	(8,481)

Total trading account (loss) profit	(1,884)	(1,718)	125	(166)	(2,009)	(5,555)	2,795	(8,350)

Total mortgage banking activities	$10,492	$(1,773)	$11,269	$12,265	$(777)	$18,645	$33,408	$(14,763)

Other Service Fees

	Quarters ended			Variance		Nine months ended		Variance
(In thousands)	30-Sep-19	30-Jun-19	30-Sep-18	Q3 2019 vs.Q2 2019	Q3 2019 vs.Q3 2018	30-Sep-19	30-Sep-18	2019 vs. 2018
Other service fees:
Debit card fees	$11,719	$12,034	$10,984	$(315)	$735	$34,923	$34,306	$617
Insurance fees	14,608	17,253	14,042	(2,645)	566	44,652	39,668	4,984
Credit card fees	25,625	24,794	21,525	831	4,100	72,705	65,866	6,839
Sale and administration of investment products	5,714	5,732	5,696	(18)	18	16,705	16,071	634
Trust fees	5,193	5,522	4,967	(329)	226	15,431	15,203	228
Other fees	8,450	8,696	7,102	(246)	1,348	25,231	16,680	8,551

Total other service fees	$71,309	$74,031	$64,316	$(2,722)	$6,993	$209,647	$187,794	$21,853

Popular, Inc.

Financial Supplement to Third Quarter 2019 Earnings Release

Table G - Loans and Deposits

(Unaudited)

Loans - Ending Balances

				Variance
(In thousands)	30-Sep-19	30-Jun-19	30-Sep-18	Q3 2019 vs.Q2 2019	Q3 2019 vs.Q3 2018
Loans held-in-portfolio:
Commercial	$12,208,449	$12,216,603	$11,993,707	$(8,154)	$214,742
Construction	754,056	825,419	943,365	(71,363)	(189,309)
Legacy [1]	23,192	23,893	27,566	(701)	(4,374)
Lease financing	1,022,484	991,546	903,540	30,938	118,944
Mortgage	7,168,619	7,198,959	7,304,170	(30,340)	(135,551)
Auto	2,847,758	2,796,403	2,468,610	51,355	379,148
Consumer	2,983,417	2,952,922	2,871,210	30,495	112,207

Total loans held-in-portfolio	$27,007,975	$27,005,745	$26,512,168	$2,230	$495,807

Loans held-for-sale:
Mortgage	56,370	54,028	51,742	2,342	4,628

Total loans held-for-sale	$56,370	$54,028	$51,742	$2,342	$4,628

Total loans	$27,064,345	$27,059,773	$26,563,910	$4,572	$500,435

[1]

The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. segment.

Deposits - Ending Balances

				Variance
(In thousands)	30-Sep-19	30-Jun-19	30-Sep-18	Q3 2019 vs. Q2 2019	Q3 2019 vs.Q3 2018
Demand deposits [1]	$19,191,657	$17,750,676	$16,120,156	$1,440,981	$3,071,501
Savings, NOW and money market deposits (non-brokered)	16,778,332	16,011,646	15,714,275	766,686	1,064,057
Savings, NOW and money market deposits (brokered)	400,049	384,251	402,116	15,798	(2,067)
Time deposits (non-brokered)	7,614,393	7,816,939	7,280,854	(202,546)	333,539
Time deposits (brokered CDs)	181,764	96,325	131,426	85,439	50,338

Total deposits	$44,166,195	$42,059,837	$39,648,827	$2,106,358	$4,517,368

[1]	Includes interest and non-interest bearing demand deposits.

Popular, Inc.

Financial Supplement to Third Quarter 2019 Earnings Release

Table H - Non-Performing Assets

(Unaudited)

							Variance
(Dollars in thousands)	30-Sep-19	As a % of loans HIP by category	30-Jun-19	As a % of loans HIP by category	30-Sep-18	As a % of loans HIP by category	Q3 2019 vs. Q2 2019	Q3 2019 vs. Q3 2018
Non-accrual loans:
Commercial	$169,697	1.4%	$155,348	1.3%	$172,685	1.4%	$14,349	$(2,988)
Construction	10,334	1.4	13,848	1.7	19,695	2.1	(3,514)	(9,361)
Legacy [1]	2,318	10.0	2,469	10.3	3,403	12.3	(151)	(1,085)
Lease financing	2,733	0.3	2,830	0.3	3,009	0.3	(97)	(276)
Mortgage	305,542	4.3	318,396	4.4	361,085	4.9	(12,854)	(55,543)
Auto	22,954	0.8	28,085	1.0	22,097	0.9	(5,131)	857
Consumer	44,214	1.5	43,382	1.5	50,514	1.8	832	(6,300)

Total non-performing loans held-in-portfolio	557,792	2.1%	564,358	2.1%	632,488	2.4%	(6,566)	(74,696)
Other real estate owned (“OREO”)	117,928		118,851		133,780		(923)	(15,852)

Total non-performing assets [2]	$675,720		$683,209		$766,268		$(7,489)	$(90,548)

Accruing loans past due 90 days or more [3] [4]	$476,814		$494,488		$753,074		$(17,674)	$(276,260)

Ratios:
Non-performing assets to total assets	1.29%		1.35%		1.60%
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.07		2.09		2.39
Allowance for loan losses to loans held-in-portfolio	1.90		2.01		2.39
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	91.86		96.33		100.19

[1]

The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. segment.

[2]	There were no non-performing loans held-for-sale as of September 30, 2019, June 30, 2019 and September 30, 2018.
[3]

It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. These include loans rebooked, which were previously pooled into GNMA securities amounting to $99 million (June 30, 2019 - $96 million; September 30, 2018 - $195 million). Under the GNMA program, issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected on the financial statements of BPPR with an offsetting liability. These balances include $241 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of September 30, 2019 (June 30, 2019 - $262 million; September 30, 2018 - $238 million). Furthermore, the Corporation has approximately $65 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation’s policy to exclude these balances from non-performing assets (June 30, 2019 - $66 million; September 30, 2018 - $53 million).

[4]

The carrying value of loans accounted for under ASC Subtopic 310-30 that are contractually 90 days or more past due was $189 million at September 30, 2019 (June 30, 2019 - $248 million; September 30, 2018 - $304 million). This amount is excluded from the above table as the loans’ accretable yield interest recognition is independent from the underlying contractual loan delinquency status.

Popular, Inc.

Financial Supplement to Third Quarter 2019 Earnings Release

Table I - Activity in Non-Performing Loans

(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended 30-Sep-19			Quarter ended 30-Jun-19
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$149,139	$6,209	$155,348	$166,293	$2,861	$169,154
Plus:
New non-performing loans	43,650	734	44,384	2,209	4,362	6,571
Less:
Non-performing loans transferred to OREO	(972)	—	(972)	(1,749)	—	(1,749)
Non-performing loans charged-off	(2,005)	(1,302)	(3,307)	(2,931)	(680)	(3,611)
Loans returned to accrual status / loan collections	(23,446)	(2,310)	(25,756)	(14,683)	(334)	(15,017)

Ending balance NPLs	$166,366	$3,331	$169,697	$149,139	$6,209	$155,348

Construction loans held-in-portfolio:
	Quarter ended 30-Sep-19			Quarter ended 30-Jun-19
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$1,788	$12,060	$13,848	$1,788	$12,060	$13,848
Plus:
Advances on existing non-performing loans	—	215	215	—	—	—
Less:
Non-performing loans charged-off	—	(2,215)	(2,215)	—	—	—
Loans returned to accrual status / loan collections	(1,514)	—	(1,514)	—	—	—

Ending balance NPLs	$274	$10,060	$10,334	$1,788	$12,060	$13,848

Mortgage loans held-in-portfolio:
	Quarter ended 30-Sep-19			Quarter ended 30-Jun-19
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$309,046	$9,350	$318,396	$317,850	$9,808	$327,658
Plus:
New non-performing loans	50,260	3,306	53,566	50,205	1,828	52,033
Advances on existing non-performing loans	—	37	37	—	10	10
Less:
Non-performing loans transferred to OREO	(6,741)	(197)	(6,938)	(6,905)	(169)	(7,074)
Non-performing loans charged-off	(8,733)	—	(8,733)	(6,362)	(342)	(6,704)
Loans returned to accrual status / loan collections	(47,807)	(2,979)	(50,786)	(45,742)	(1,785)	(47,527)

Ending balance NPLs	$296,025	$9,517	$305,542	$309,046	$9,350	$318,396

Total non-performing loans held-in-portfolio (excluding consumer):

	Quarter ended 30-Sep-19			Quarter ended 30-Jun-19
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$459,973	$30,088	$490,061	$485,931	$27,312	$513,243
Plus:
New non-performing loans	93,910	4,040	97,950	52,414	6,190	58,604
Advances on existing non-performing loans	—	290	290	—	11	11
Less:
Non-performing loans transferred to OREO	(7,713)	(197)	(7,910)	(8,654)	(169)	(8,823)
Non-performing loans charged-off	(10,738)	(3,514)	(14,252)	(9,293)	(1,022)	(10,315)
Loans returned to accrual status / loan collections	(72,767)	(5,481)	(78,248)	(60,425)	(2,234)	(62,659)

Ending balance NPLs [1]	$462,665	$25,226	$487,891	$459,973	$30,088	$490,061

[1]	Includes $2.3 million of NPLs related to the legacy portfolio as of September 30, 2019 (June 30, 2019 - $2.5 million).

Popular, Inc.

Financial Supplement to Third Quarter 2019 Earnings Release

Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios

(Unaudited)

	Quarter ended	Quarter ended	Quarter ended
	30-Sep-19	30-Jun-19	30-Sep-18
(Dollars in thousands)	Total	Total	Total
Balance at beginning of period	$543,666	$550,628	$643,018
Provision for loan losses	36,539	40,191	54,387

	580,205	590,819	697,405

Net loans charged-off (recovered):
BPPR
Commercial	10,632	184	2,369
Construction	(2,986)	(54)	(125)
Lease financing	3,453	1,630	1,557
Mortgage	12,689	8,713	21,962
Consumer	36,112	26,694	33,083

Total BPPR	59,900	37,167	58,846

Popular U.S.
Commercial	3,633	5,791	1,741
Construction	2,215	—	—
Legacy [1]	(297)	(277)	(685)
Mortgage	(18)	230	(3)
Consumer	2,407	4,242	3,788

Total Popular U.S.	7,940	9,986	4,841

Total loans charged-off - Popular, Inc.	67,840	47,153	63,687

Balance at end of period	$512,365	$543,666	$633,718

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	1.01%	0.71%	1.00%
Provision for loan losses to net charge-offs	53.86%	85.24%	85.40%
BPPR
Annualized net charge-offs to average loans held-in-portfolio	1.21%	0.75%	1.24%
Provision for loan losses to net charge-offs	57.56%	77.96%	88.16%
Popular U.S.
Annualized net charge-offs to average loans held-in-portfolio	0.45%	0.59%	0.29%
Provision for loan losses to net charge-offs	25.94%	112.32%	51.85%

[1]

The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. segment.

Popular, Inc.

Financial Supplement to Third Quarter 2019 Earnings Release

Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED

(Unaudited)

30-Sep-19
(Dollars in thousands)	Commercial	Construction	Legacy [1]	Mortgage	Lease financing	Consumer	Total
Specific ALLL	$30,130	$57	$—	$42,868	$71	$22,720	$95,846
Impaired loans	$409,221	$10,334	$—	$533,317	$624	$105,117	$1,058,613
Specific ALLL to impaired loans	7.36%	0.55%	—%	8.04%	11.38%	21.61%	9.05%

General ALLL	$160,591	$8,507	$791	$83,759	$7,122	$155,749	$416,519
Loans held-in-portfolio, excluding impaired loans	$11,799,228	$743,722	$23,192	$6,635,302	$1,021,860	$5,726,058	$25,949,362
General ALLL to loans held-in-portfolio, excluding impaired loans	1.36%	1.14%	3.41%	1.26%	0.70%	2.72%	1.61%

Total ALLL	$190,721	$8,564	$791	$126,627	$7,193	$178,469	$512,365
Total loans held-in-portfolio	$12,208,449	$754,056	$23,192	$7,168,619	$1,022,484	$5,831,175	$27,007,975
ALLL to loans held-in-portfolio	1.56%	1.14%	3.41%	1.77%	0.70%	3.06%	1.90%

[1]

The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. reportable segment.

30-Jun-19
(Dollars in thousands)	Commercial	Construction	Legacy [1]	Mortgage	Lease financing	Consumer	Total
Specific ALLL	$31,698	$90	$—	$43,550	$234	$24,455	$100,027
Impaired loans	$390,271	$13,848	$—	$530,650	$865	$108,851	$1,044,485
Specific ALLL to impaired loans	8.12%	0.65%	—%	8.21%	27.05%	22.47%	9.58%

General ALLL	$193,831	$9,793	$774	$88,966	$6,673	$143,602	$443,639
Loans held-in-portfolio, excluding impaired loans	$11,826,332	$811,571	$23,893	$6,668,309	$990,681	$5,640,474	$25,961,260
General ALLL to loans held-in-portfolio, excluding impaired loans	1.64%	1.21%	3.24%	1.33%	0.67%	2.55%	1.71%

Total ALLL	$225,529	$9,883	$774	$132,516	$6,907	$168,057	$543,666
Total loans held-in-portfolio	$12,216,603	$825,419	$23,893	$7,198,959	$991,546	$5,749,325	$27,005,745
ALLL to loans held-in-portfolio	1.85%	1.20%	3.24%	1.84%	0.70%	2.92%	2.01%

[1]

The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the Popular U.S. reportable segment.

Variance
(Dollars in thousands)	Commercial	Construction	Legacy	Mortgage	Lease financing	Consumer	Total
Specific ALLL	$(1,568)	$(33)	$—	$(682)	$(163)	$(1,735)	$(4,181)
Impaired loans	$18,950	$(3,514)	$—	$2,667	$(241)	$(3,734)	$14,128

General ALLL	$(33,240)	$(1,286)	$17	$(5,207)	$449	$12,147	$(27,120)
Loans held-in-portfolio, excluding impaired loans	$(27,104)	$(67,849)	$(701)	$(33,007)	$31,179	$85,584	$(11,898)

Total ALLL	$(34,808)	$(1,319)	$17	$(5,889)	$286	$10,412	$(31,301)
Total loans held-in-portfolio	$(8,154)	$(71,363)	$(701)	$(30,340)	$30,938	$81,850	$2,230

Popular, Inc.

Financial Supplement to Third Quarter 2019 Earnings Release

Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS

(Unaudited)

30-Sep-19
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL	$30,130	$57	$40,483	$71	$21,009	$91,750
General ALLL	131,429	1,009	81,252	7,122	138,208	359,020

Total ALLL	$161,559	$1,066	$121,735	$7,193	$159,217	$450,770

Loans held-in-portfolio:
Impaired loans	$407,124	$274	$523,876	$624	$95,356	$1,027,254
Loans held-in-portfolio, excluding impaired loans	6,761,529	123,798	5,711,700	1,021,860	5,286,441	18,905,328

Total loans held-in-portfolio	$7,168,653	$124,072	$6,235,576	$1,022,484	$5,381,797	$19,932,582

30-Jun-19
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL	$31,698	$90	$41,158	$234	$22,592	$95,772
General ALLL	158,529	2,906	86,772	6,673	125,539	380,419

Total ALLL	$190,227	$2,996	$127,930	$6,907	$148,131	$476,191

Loans held-in-portfolio:
Impaired	$386,310	$1,788	$521,257	$865	$98,901	$1,009,121
Loans held-in-portfolio, excluding impaired loans	6,953,539	107,170	5,781,701	990,681	5,199,449	19,032,540

Total loans held-in-portfolio	$7,339,849	$108,958	$6,302,958	$991,546	$5,298,350	$20,041,661

Variance
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL	$(1,568)	$(33)	$(675)	$(163)	$(1,583)	$(4,022)
General ALLL	(27,100)	(1,897)	(5,520)	449	12,669	(21,399)

Total ALLL	$(28,668)	$(1,930)	$(6,195)	$286	$11,086	$(25,421)

Loans held-in-portfolio:
Impaired	$20,814	$(1,514)	$2,619	$(241)	$(3,545)	$18,133
Loans held-in-portfolio, excluding impaired loans	(192,010)	16,628	(70,001)	31,179	86,992	(127,212)

Total loans held-in-portfolio	$(171,196)	$15,114	$(67,382)	$30,938	$83,447	$(109,079)

Popular, Inc.

Financial Supplement to Third Quarter 2019 Earnings Release

Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - POPULAR U.S. OPERATIONS

(Unaudited)

30-Sep-19
Popular U.S.
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$—	$—	$—	$2,385	$1,711	$4,096
General ALLL	29,162	7,498	791	2,507	17,541	57,499

Total ALLL	$29,162	$7,498	$791	$4,892	$19,252	$61,595

Loans held-in-portfolio:
Impaired loans	$2,097	$10,060	$—	$9,441	$9,761	$31,359
Loans held-in-portfolio, excluding impaired loans	5,037,699	619,924	23,192	923,602	439,617	7,044,034

Total loans held-in-portfolio	$5,039,796	$629,984	$23,192	$933,043	$449,378	$7,075,393

30-Jun-19
Popular U.S.
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$—	$—	$—	$2,392	$1,863	$4,255
General ALLL	35,302	6,887	774	2,194	18,063	63,220

Total ALLL	$35,302	$6,887	$774	$4,586	$19,926	$67,475

Loans held-in-portfolio:
Impaired loans	$3,961	$12,060	$—	$9,393	$9,950	$35,364
Loans held-in-portfolio, excluding impaired loans	4,872,793	704,401	23,893	886,608	441,025	6,928,720

Total loans held-in-portfolio	$4,876,754	$716,461	$23,893	$896,001	$450,975	$6,964,084

Variance
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$—	$—	$—	$(7)	$(152)	$(159)
General ALLL	(6,140)	611	17	313	(522)	(5,721)

Total ALLL	$(6,140)	$611	$17	$306	$(674)	$(5,880)

Loans held-in-portfolio:
Impaired loans	$(1,864)	$(2,000)	$—	$48	$(189)	$(4,005)
Loans held-in-portfolio, excluding impaired loans	164,906	(84,477)	(701)	36,994	(1,408)	115,314

Total loans held-in-portfolio	$163,042	$(86,477)	$(701)	$37,042	$(1,597)	$111,309

Popular, Inc.

Financial Supplement to Third Quarter 2019 Earnings Release

Table N - Reconciliation to GAAP Financial Measures

(Unaudited)

(In thousands, except share or per share information)	30-Sep-19	30-Jun-19	30-Sep-18
Total stockholders’ equity	$5,908,448	$5,719,834	$5,244,349
Less: Preferred stock	(50,160)	(50,160)	(50,160)
Less: Goodwill	(671,122)	(671,122)	(687,536)
Less: Other intangibles	(21,479)	(23,878)	(29,186)

Total tangible common equity	$5,165,687	$4,974,674	$4,477,467

Total assets	$52,480,415	$50,617,221	$47,919,428
Less: Goodwill	(671,122)	(671,122)	(687,536)
Less: Other intangibles	(21,479)	(23,878)	(29,186)

Total tangible assets	$51,787,814	$49,922,221	$47,202,706

Tangible common equity to tangible assets	9.97%	9.96%	9.49%
Common shares outstanding at end of period	96,714,664	96,703,351	100,336,341
Tangible book value per common share	$53.41	$51.44	$44.62

CONTACT:

Popular, Inc.

Investor Relations:

Paul Cardillo, 212-417-6721

Senior Vice President, Investor Relations Officer

or

Media Relations:

Teruca Rullán, 787-281-5170 or 917-679-3596 (mobile)

Senior Vice President, Corporate Communications